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Exhibit 24.1

SIGNATURES AND POWERS OF ATTORNEY

        Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charleston, State of South Carolina, on March 29, 2004.

GOLF TRUST OF AMERICA, INC.
By:	/s/ W. BRADLEY BLAIR, II W. Bradley Blair, II Chief Executive Officer

        Each of the undersigned officers and directors of Golf Trust of America, Inc. does hereby constitute and appoint W. Bradley Blair, II and Scott D. Peters, and each of them individually, his true and lawful attorneys-in-fact and agents, each with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this report, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby, ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ W. BRADLEY BLAIR, II W. Bradley Blair, II	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	March 29, 2004
/s/ SCOTT D. PETERS Scott D. Peters	Chief Financial Officer, Senior Vice President, Secretary and Director (Principal Financial Officer and Principal Accounting Officer)	March 29, 2004
/s/ ROY C. CHAPMAN Roy C. Chapman	Director	March 29, 2004
/s/ RAYMOND V. JONES Raymond V. Jones	Director	March 29, 2004
/s/ FRED W. REAMS Fred W. Reams	Director	March 29, 2004
/s/ EDWARD L. WAX Edward L. Wax	Director	March 29, 2004

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SIGNATURES AND POWERS OF ATTORNEY